Exhibit n(1)d

AMENDED & RESTATED SCHEDULE A to

MANNING & NAPIER FUND, INC.

Amended and Restated Rule 18f-3 Multiple Class Plan

May 25, 2017

FUND	SHARE CLASS
	S	I	K	R	R2	R6	A
Target Income Series		X	X	X		X
Target 2015 Series		X	X	X		X
Target 2020 Series		X	X	X		X
Target 2025 Series		X	X	X		X
Target 2030 Series		X	X	X		X
Target 2035 Series		X	X	X		X
Target 2040 Series		X	X	X		X
Target 2045 Series		X	X	X		X
Target 2050 Series		X	X	X		X
Target 2055 Series		X	X	X		X
Target 2060 Series		X	X	X		X
Pro-Blend Conservative Term Series	X	X		X	X
Pro-Blend Moderate Term Series	X	X		X	X
Pro-Blend Extended Term Series	X	X		X	X
Pro-Blend Maximum Term Series	X	X		X	X
World Opportunities Series	X
International Series	X	X
New York Tax Exempt Series							X
Ohio Tax Exempt Series							X
Diversified Tax Exempt Series							X
Global Fixed Income Series	X	X
High Yield Bond Series	X	X
Overseas Series		X
Equity Series	X
Core Bond Series	X	X
Unconstrained Bond Series	X	X
Disciplined Value Series	X	X
Real Estate Series	X	X
Emerging Markets Series	X	X
Quality Equity Series	X	X
Strategic Income Conservative Series	X	X
Strategic Income Moderate Series	X	X
International Disciplined Value Series	X	X
Equity Income Series	X	X
Rainier International Discovery Series		X	X			X
Blended Asset Conservative Series						X
Blended Asset Moderate Series						X
Blended Asset Extended Series						X
Blended Asset Maximum Series						X